                                                                    EXHIBIT 8(b)


                                   AMENDMENT


     AMENDMENT made as of this 17th day of May, 1993 to that certain Second Amended and Restated Custody Agreement dated June 16, 1987 (the "Custody Agreement") between The Bank of New York as custodian (the "Custodian") and Short-Term Investment Co. (the "Fund"), a Massachusetts business trust.

     WHEREAS, the Custodian and Fund have previously entered into a Custody Agreement;

     WHEREAS, the Fund and the Custodian desire. to amend the Custody Agreement to provide for the electronic transmission of instructions from the Fund to the Custodian; and

     WHEREAS, the Board of Trustees of the Fund has approved the amendment of the Custody Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration for the mutual promises set forth, the Fund and the Custodian agree to amend the Custody Agreement as follows:

     1. The definition of the term "Certificate" in Article I is hereby amended to read in its entirety as follows:

                 "Certificate" shall mean any notice, instruction, or any other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Fund by any two officers, and the term Certificate shall also include instructions by the Fund to the Custodian communicated by a Terminal Link.

     2. The definition of the term "Officer" in Article I is hereby amended to read in its entirety as follows:

                 "Officer" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, and any other person or persons, whether or not any such other person is an officer of the Fund, duly authorized by the Board of Trustees of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

     3. Article I is hereby further amended by the addition of the following defined term:

              "Terminal Link" shall mean an electronic data transmission link between the Fund and the Custodian requiring in connection with each use of the Terminal Link by or on behalf of the Fund use of an authorization code provided by the Custodian and at least two access codes established by the Fund.

     4.  A new Article shall be added to read in its entirety as follows:

                                 TERMINAL LINK

              1. At no time and under no circumstances shall the Fund be obligated to have or utilize the Terminal Link, and the provisions of this Article shall apply if, but only if, the Fund in its sole and absolute discretion elects to utilize the Terminal Link to transmit Certificates to the Custodian.

              2. The Terminal Link shall be utilized by the Fund only for the purpose of the Fund providing Certificates to the Custodian with respect to transactions involving Securities or for the transfer of money to be applied to the payment of dividends, distributions or redemptions of Fund Shares, and shall be utilized by the Custodian only for the purpose of providing notices to the Fund. Such use shall commence only after the Fund shall have delivered to the Custodian a Certificate substantially in the form of Appendix 1 and shall have established access codes and safekeeping procedures to safeguard and protect the confidentiality and availability of such access codes. Each use of the Terminal Link by the Fund shall constitute a representation and warranty that the Terminal Link is being used only for the purposes permitted hereby, that at least two Officers have each utilized an access code, that such safekeeping procedures have been established by the Fund, and that such use does not contravene the Investment Company Act of 1940, as amended, or the rules or regulations thereunder.

              3. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including, but not limited to communications services, necessary for it to utilize the Terminal Link, and the Custodian shall not be responsible for the reliability or availability of any such equipment or services.

              4. The Fund acknowledges that any data bases made available as part of, or through the Terminal Link and any proprietary data, software, processes, information and documentation (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Fund shall, and shall cause others to which it discloses the Information, to keep the Information confidential by using the same care and discretion it uses with respect to its own confidential property and trade secrets, and shall neither make nor permit any disclosure without the express prior written consent of the Custodian.

     5. Upon termination of this Agreement for any reason, the Fund shall return to the Custodian any and all copies of the Information which are in the Fund's possession or under its control, or which the Fund distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information. which may be copyrighted and shall apply to all Information whether or not copyrighted.

     6. The Custodian reserves the right to modify the Terminal Link from time to time without notice to the Fund, except that the Custodian shall give the Fund notice not less than 75 days in advance of any modification which would materially adversely affect the Fund's operation, and the Fund agrees not to modify or attempt to modify the Terminal Link without the Custodian's prior written consent. The Fund acknowledges that any software or procedures provided the Fund as part of the Terminal Link are the property of the Custodian and, accordingly, the Fund agrees that any modifications to the Terminal Link, whether by the Fund or the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

     7. Neither the Custodian nor any manufacturers and suppliers it utilizes or the Fund utilizes in connection with the Terminal Link makes any warranties or representations, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose.

     8. The Fund will cause its Officers and employees to treat the authorization codes and the access codes applicable to Terminal Link with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely on Certificates received by it through the Terminal Link.
The Fund acknowledges that it is its responsibility to assure that only its Officers use the Terminal Link on its behalf, and that the Custodian shall not be responsible nor liable for use of the Terminal Link on the Fund's behalf by persons other than Officers or by only a single Officer.

     9(a).      Except as otherwise specifically provided in Section 9 (b) of this Article, the Custodian shall have no liability for any losses, damages, injuries, claims, costs or expenses arising out of or in connection with any failure, malfunction or other problem relating to the Terminal Link except for money damages suffered as the direct result of the negligence of the Custodian in an amount not exceeding for any incident $25,000, provided however, that the Custodian shall have no liability under this Section 9 if the Fund fails to comply with the provisions of Section 11.

      9(b).     The Custodian's liability for its negligence in executing or failing to act in accordance with a Certificate received through Terminal Link shall be only with respect to a transfer of funds which is not made in accordance with such Certificate after such Certificate shall have been duly acknowledged by the Custodian, and shall be contingent upon the Fund complying with the provisions of section 11 of this Article, and shall be limited to (i) restoration of the principal amount mistransferred, if and to the extent that the Custodian would be required to make such restoration under applicable law, and (ii) the lesser of (A) the Fund's actual pecuniary loss incurred by reason of its loss of use of the mistransferred funds or the funds which were not transferred, as the case may be, or (B) compensation for the loss of use of the mistransferred funds or the funds which were not transferred, as the case may be, at a rate per annum equal to the average federal funds rate as computed from the Federal Reserve Bank of New York's daily determination of the effective rate for federal funds, for the period during which the Fund has lost use of such funds. In no event shall the Custodian have any liability for failing to transfer funds in accordance with a Certificate received by the Custodian through Terminal Link other than through the applicable transfer module for the particular instructions contained in such Certificate.

     10. Without limiting the generality of the foregoing, in no event shall the Custodian or any manufacturer or supplier of its computer equipment, software or services relating to the Terminal Link be responsible for any special, indirect, incidental or consequential damages which the Fund may incur or experience by reason of its use of the Terminal Link, even if the Custodian or any manufacturer or supplier has been advised of the possibility of such damages, nor with respect to the use of the Terminal Link shall the Custodian or any such manufacturer or supplier be liable for acts of God, or with respect to the following to the extent beyond such person's reasonable control: machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar cause.

                11. The Fund shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, the Terminal Link as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care, and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Fund whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Terminal Link.

              12. The Custodian shall verify to the Fund, by use of the Terminal Link, receipt of each Certificate the Custodian receives through the Terminal Link, and in the absence of such verification the Custodian shall not be liable for any failure to act in accordance with such Certificate and the Fund may not claim that such Certificate was received by the Custodian. Such verification, which may occur after the Custodian has acted upon such Certificate, shall be accomplished on the same day on which such Certificate is received.

     5. References in this Amendment to the Custody Agreement are to the Custody Agreement as amended hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized and their respective seals to be hereto affixed as of the day and year first above written.

                                   THE BANK OF NEW YORK


                                   By: ILLEGIBLE
                                   --------------------------------
                                   Title: VICE PRESIDENT
ATTEST:
/s/ JOSEPH F. KEENAN
-------------------------------
                                   SHORT-TERM INVESTMENT CO.



                                   By: /s/ WILLIAM H. KLEH
                                   -------------------------------------
                                   Title: VICE PRESIDENT

ATTEST:
/s/ CAROL F. RELIHAN
---------------------------------

                                   APPENDIX 1


                 The undersigned, _____________, hereby certifies that he or she is the duly elected and acting Assistant Secretary of Short-Term Investments Co. (the "Fund"), further certifies that the following resolution was adopted by the Board of Trustees of the Fund at a meeting duly held on _____________ , at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

         RESOLVED, that the officers of the Fund be and they hereby are authorized to negotiate and execute an amendment to the Fund's custodian contract in order to implement the Automated Funds Transfer Processing system available through The Bank of New York; provided, that such amendment shall not be executed until such time as the officers of the Fund are satisfied that appropriate safeguards and controls by The Bank of New York regarding use of such system will prevent the Fund, its advisor and/or its distributor from being considered a "self-custodian" under Investment Company Act Rule 17f-4.


         IN WITNESS WHEREOF, I hereunto set my hand and the seal of the Fund as of this ____ day of ___________________, 19__.



                                        ___________________________

                                   APPENDIX B


                 The undersigned, ____________ Vice President and Assistant Secretary of Short-Term Investments Co. (the "Company"), a Massachusetts business trust, hereby certifies that the following individuals serve in the positions shown with the Company, that each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Company's Declaration of Trust and By-Laws, and that the signatures set forth opposite their respective names are their true and correct signatures:


       Name                          Position                                        Signature
       ----                          --------                                        ---------

Charles T. Bauer                     Chairman & President                            _________________

Robert H. Graham                     Executive Vice President                        _________________

John J. Arthur                       Vice President & Treasurer                      _________________

William H. Kleh                      Vice President & Secretary                      _________________

Carol F. Relihan                     Vice President &                                _________________
                                     Assistant Secretary

Polly A. Ahrendts                    Vice President                                  _________________

Gary V. Beauchamp                    Vice President                                  _________________

Melville B. Cox                      Vice President                                  _________________

Gary T. Crum                         Vice President                                  _________________

Karen Dunn Kelley                    Vice President                                  _________________

J. Abbott Sprague                    Vice President                                  _________________

Dana R. Sutton                       Assistant Vice President                        _________________
                                     & Assistant Treasurer

Joseph A. Dichiara                   Assistant Vice President                        _________________

Sidney M. Dilgren                    Assistant Vice President                        _________________

Dineen Hughes                        Assistant Vice President                        _________________

Nancy L. Martin                      Assistant Secretary                             _________________

Kathleen J. Pflueger                 Assistant Secretary                             _________________

Samuel D. Sirko                      Assistant Secretary                             _________________

Mary J. Benson                       Assistant Treasurer                             _________________

     In addition, I hereby certify that in accordance with the terms of the Company's Custodian Agreement, the Custodian for the Company be, and hereby is, authorized to act upon written instructions executed by any two of the following individuals and that the signatures set forth opposite their respective names are their true and correct signatures:

       Name                                           Signature
       ----                                           ---------
Polly A. Ahrendts                                  __________________

John J. Arthur                                     __________________

Charles T. Bauer                                   __________________

Gary V. Beauchamp                                  __________________

Stuart W. Coco                                     __________________

Gary T. Crum                                       __________________

Robert H. Graham                                   __________________

William E. Hoppe                                   __________________

Karen Dunn Kelley                                  __________________

William H. Kleh                                   __________________

Mark E. McMeans                                   __________________

Margaret A. Reilly                                __________________

Carol F. Relihan                                  __________________

J. Abbott Sprague                                 __________________

                 IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary of the Company and affixed the seal this _____ day of _________, 19___.

(SEAL)
                                       _____________________________________